UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 4, 2025 (February 26, 2025)

T1 Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-274434	93-3205861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1211 E 4th St.

Austin, Texas 78702

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 409-599-5706

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TE	The New York Stock Exchange
Warrants, each whole warrant exercisable for one Common Stock at an exercise price for $11.50 per share	TE WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 pf this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 28, 2025 (the “Third Amendment Effective Date”), Trina Solar US Manufacturing Module 1, LLC, a Texas limited liability company (“TUM 1”), a wholly owned subsidiary of T1 Energy Inc. (“T1” or the “Company”), entered into that Amendment No. 3 to the Credit Agreement (the “Third Amendment”), by and among TUM 1, as borrower, the lenders from time to time party thereto, and HSBC Bank USA, N.A., as administrative and collateral agent.

The Third Amendment amends TUM 1’s existing credit agreement, dated as of July 16, 2024 (as amended by that certain Consent, Waiver and Amendment No. 1 to the Credit Agreement, dated as of December 23, 2024, by Amendment No. 2 to the Credit Agreement, dated as of February 13, 2025 and by the Third Amendment, the “Amended Credit Agreement”), to amend the earlier date by which the conditions precedent set forth in Section 4.03 of the Amended Credit Agreement need to be satisfied or waived from February 28, 2025 to March 14, 2025 without resulting in an event of default.

The foregoing description of the Second Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Third Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated into this Item 1.01 by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of SVP, Chief Accounting Officer and Corporate Controller

Effective February 26, 2025, the Company appointed Denise Cruz, 53, as SVP, Chief Accounting Officer and Corporate Controller. Ms. Cruz will serve as the principal accounting officer of T1.

Denise Cruz joined the Company in February 2025 as SVP, Chief Accounting Officer and Corporate Controller and has more than 30 years of financial leadership. Prior to joining T1, she was Corporate Controller of FTC Solar, Inc. from 2022 to 2025 where she was responsible for the leadership of global accounting functions, public company reporting and technical accounting. From 2021 to 2022, Ms. Cruz was Interim Controller at Service Express, Inc. Prior to 2022, Ms. Cruz served as Vice President, Corporate Controller at Lifesize, Inc. and before that she was VP Corporate Controller of DJO Global, Inc. She is a Certified Public Accountant and holds an BBA in Accounting from the University of Houston.

Under the terms of Ms. Cruz’s employment offer letter with the Company, Ms. Cruz will be eligible to receive an annual base salary, participate in the group bonus scheme with an annual cash bonus and receive equity awards in accordance with the Company’s 2021 Equity Incentive Plan (amended and restated as of April 22, 2024). Ms. Cruz will also receive certain customary benefits, including paid vacation and health benefits.

There are no family relationships between Ms. Cruz and any director or other executive officer, nor are there any transactions to which the Company was or is a participant and in which Ms. Cruz has a material interest subject to disclosure under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Ms. Cruz and any other persons pursuant to which she was selected as an officer.

Termination of Employment of Chief Operating Officer

On March 2, 2025, the Company notified David Gustafson, Chief Operating Officer, that the Company had made a strategic decision to terminate Mr. Gustafson, effective immediately. The Company is considering certain of its existing employees as candidates to lead operations at its Wilmer, Texas manufacturing facility. In the interim, the Company will rely on existing employees to assume certain of Mr. Gustafson’s responsibilities.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amendment No. 3 to the Credit Agreement, dated as of February 28, 2025, by and among TUM 1, as borrower, the lenders from time to time party thereto, and HSBC Bank USA, N.A., as administrative and collateral agent
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

T1 Energy Inc.

By:	/s/ Daniel Barcelo
	Name:	Daniel Barcelo
	Title:	Chief Executive Officer and Chairman of the Board of Directors

Dated: March 4, 2025

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